UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

TRANS WORLD ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-14818	14-1541629
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

38 Corporate Circle,
Albany, New York 12203
(Address of principal executive offices)

(518) 452-1242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          On September 15, 2010, the Nominating and Governance Committee of the Board of Directors recommended to the full Board of Directors that the Company would be best served by increasing the size of the Board of Directors from five (5) members to six (6) members. On September 15, 2010, the Board of Directors adopted the recommendation of the Nominating and Governance Committee and resolved that it would be in the best interest of the Company and its shareholders to increase the size of the Board of Directors from five (5) to six (6) members.

          Following the resolution to increase the size of the Board of Directors, the Board of Directors announced that it had appointed Michael C. Nahl to serve as a member of the Company’s Board of Directors. Mr. Nahl, age 68, has no family relationships with any of the executive officers or directors of the Company. There were no arrangements or understandings between Mr. Nahl and any other person pursuant to which he was appointed to the Board. There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Mr. Nahl had, or will have, a direct or indirect material interest.

          Mr. Nahl is currently a Director and Chairman of the Audit Committee of GrafTech International and is a Director and Audit Committee member of Lindsay Corporation. He is a member of JPMorgan Chase and Company’s Regional Advisory Board and is Managing Director of MCN Asset Management, LLC. Previously, Mr. Nahl was Executive Vice President and Chief Financial Officer of Albany International Corp., a manufacturer of paper machine clothing, from April 2005 until his retirement in September 2009. Mr. Nahl joined Albany International Corp. in 1981 as Group Vice President, Corporate, and, prior to appointment to that position, he was Senior Vice President and Chief Financial Officer.

Item 8.01.	Other Events.

          On September 16, 2010, the Company issued a press release announcing the appointment of Mr. Nahl to the Company’s Board of Directors, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8−K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release of Trans World Entertainment Corporation dated September 16, 2010.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2010	TRANS WORLD ENTERTAINMENT CORPORATION

	By:	/s/ John J. Sullivan

Name: John J. Sullivan
		Title:	Executive Vice President-Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Trans World Entertainment Corporation dated September 16, 2010.